As filed with the Securities and Exchange Commission on July 28, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Namib Minerals
(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Namib Minerals

Suite 210, 2nd Floor, Windward III, Regatta Office Park, PO Box 500,

Grand Cayman, Cayman Islands, KY1-1106

Tel: (345) 769-4909

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: (212) 947-7200

(Name, address, and telephone number for agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Barbara A. Jones, Esq.

Greenberg Traurig, LLP

Suite 1900

1840 Century Park East

Los Angeles, CA 90067

Telephone: (310) 586-7700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO RULE 429

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus that is a part of this registration statement (this “Registration Statement”) is a combined prospectus that relates to and will be used in connection with: (1) the offer and sale from time to time by certain selling securityholders named herein, or their permitted transferees, of up to 5,289,934 Sponsor Warrants (as defined herein) and up to 79,016,338 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of Namib Minerals (the “Company”), consisting of (i) 44,674,296 Ordinary Shares issued in connection with the Business Combination (as defined herein); (ii) 28,770,000 Ordinary Shares that may be issued as Earnout Shares (as defined herein); (iii) 282,108 Ordinary Shares issued to Polar Multi-Strategy Master Fund in a private placement pursuant to the Polar Subscription Agreements (as defined herein); and (iv) 5,289,934 Ordinary Shares underlying the Sponsor Warrants; (2) the issuance by the Company of 18,576,677 Ordinary Shares, consisting of (i) 7,212,394 Ordinary Shares upon the exercise of the Sponsor Warrants and (ii) 11,364,283 Ordinary Shares upon the exercise of the Public Warrants (as defined herein); and (3) the offer and sale from time to time by Cohen & Company Securities, LLC (“Cohen”) of up to 1,629,698 Ordinary Shares that may be issued to Cohen pursuant to the Promissory Note (as defined herein).

All of the securities listed in (1) and (2) above were previously registered on the Company’s registration statement No. 333-288328, as amended, which was originally declared effective on July 22, 2025 (the “Resale Registration Statement”), and, to the Company’s knowledge, remain unsold or unissued, as applicable, and 129,698 of the Ordinary Shares listed in (3) above were previously registered on the Company registration statement No. 333-290714, which originally became effective on October 23, 2025 (together with the Resale Registration Statement, the “Existing Registration Statements”), and, to the Company’s knowledge, remain unsold or unissued, as applicable. The remaining 1,500,000 Ordinary Shares in (3) above will be registered by this Registration Statement. This Registration Statement is being filed to convert and consolidate the Existing Registration Statements to a single registration statement on Form F-3 and shall constitute a post-effective amendment to each of the Existing Registration Statements, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The Selling Securityholders may not sell these securities until such registration statement is effective. This preliminary prospectus is not an offer to sell or the solicitation of an offer to buy these securities, and there shall not be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

SUBJECT TO COMPLETION, DATED JULY 28, 2026

PROSPECTUS

Namib Minerals

Up to 80,646,036 Ordinary Shares (for resale)

Up to 5,289,934 Warrants to Purchase Ordinary Shares (for resale)

Up to 18,576,677 Ordinary Shares Issuable Upon Exercise of Warrants (for issuance)

This prospectus relates to the offer and sale from time to time by the selling securityholders or their permitted transferees (collectively, the “Selling Securityholders”) of (i) up to 80,646,036 ordinary shares (the “Resale Shares”), par value $0.0001 per share (the “Ordinary Shares”), of Namib Minerals (the “Company”), consisting of (a) 2,695,000 Ordinary Shares that were issued in connection with the Business Combination (as defined below) to Hennessy Capital Partners VI LLC (“SPAC Sponsor”) and certain former directors (“Former Red Rock Directors”) of Red Rock Acquisition Corporation, formerly known as Hennessy Capital Investment Corp. VI (“Red Rock” or “SPAC”), in exchange for an equal number of such parties’ Class B common stock, par value $0.0001 per share (“Founder Shares”), of Red Rock which were originally acquired by the SPAC Sponsor at a price of approximately $0.006 per share, 100,000 of such Founder Shares were transferred by the SPAC Sponsor to the Former Red Rock Directors, (b) 41,979,296 Ordinary Shares that were issued to certain of the holders (“Former Greenstone Shareholders”) of ordinary shares of Greenstone (as defined herein) as merger consideration following the consummation of the Business Combination and which represent a portion of the merger consideration received by such holders with an implicit pro forma value of $10.00 per share, (c) 28,770,000 Ordinary Shares (the “Earnout Shares”) that may be issued to certain Former Greenstone Shareholders upon the Company’s achievement of certain operational milestones pursuant to the Business Combination Agreement (as defined herein) for no additional consideration, (d) 282,108 Ordinary Shares that were issued to Polar Multi-Strategy Master Fund (“Polar”) in a private placement pursuant to the Polar Subscription Agreements (as defined herein), (e) 5,289,934 Ordinary Shares underlying the Sponsor Warrants (as defined below), and (f) 1,629,698 Ordinary Shares that may be issued to Cohen & Company Securities, LLC (“Cohen”) pursuant to the Amended and Restated Promissory Note, dated as of December 9, 2025, with a face value of $3.5 million (the “Promissory Note”) issued by the Company to Cohen, and (ii) up to 5,289,934 Sponsor Warrants. We will not receive any proceeds from the sale of the Resale Shares or the Sponsor Warrants by the Selling Securityholders pursuant to this prospectus.

This prospectus also relates to the issuance by us of up to 18,576,677 Ordinary Shares, consisting of (i) up to 7,212,394 Ordinary Shares issuable upon the exercise of warrants initially issued on the closing (the “Closing”) of the Business Combination to the SPAC Sponsor and the Anchor Investors (as defined herein) (the “Sponsor Warrants”), and (ii) up to 11,364,283 Ordinary Shares issuable upon the exercise of warrants (such warrants, the “Public Warrants” and, together with the Sponsor Warrants, the “Warrants”) issued on the Closing. Each Warrant enables the holder to purchase one Ordinary Share at a price of $11.50 per share. The Public Warrants were issued on the Closing in exchange for warrants that were originally issued as part of the units sold by Red Rock at a price of $10.00 per unit in its initial public offering. The Sponsor Warrants were issued on the Closing in exchange for warrants that were originally issued by Red Rock in a private placement to the SPAC Sponsor and Anchor Investors (as defined herein) at a price of $1.50 per warrant. We will receive the proceeds from any exercise of any Warrants for cash.

This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions. We are registering the resale or issuance of the securities covered by this prospectus pursuant to the registration rights that we have granted to certain of our shareholders in connection with the Business Combination (as defined herein), pursuant to the requirements of the Warrant Agreement (as defined herein), and, in the case of Cohen, pursuant to the terms of the Promissory Note.

We do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus forms a part. The Ordinary Shares being offered for resale pursuant to this prospectus by the Selling Securityholders represent approximately 80.5% of Ordinary Shares outstanding (without giving effect to the issuance of Ordinary Shares upon exercise of outstanding Warrants or the potential issuances of the Earnout Shares or pursuant to the Promissory Note) and the Warrants being offered for resale represent approximately 28.5% of Warrants outstanding. Given the substantial number of Ordinary Shares being registered for potential resale by the Selling Securityholders pursuant to this prospectus, the sale of Ordinary Shares by the Selling Securityholders, or the perception in the market that Selling Securityholders holding a large number of Ordinary Shares intend to sell shares, could increase the volatility of the market price of our Ordinary Shares or result in a significant decline in the public trading price of our Ordinary Shares. Even if our trading price is significantly below $10.00, the offering price for the units offered in Red Rock’s initial public offering, certain of the Selling Securityholders may still have an incentive to sell Ordinary Shares because they purchased the shares at prices lower than the public investors or the current trading price of our Ordinary Shares. For example, based on the closing price of our Ordinary Shares of $1.43 as of July 27, 2026, the SPAC Sponsor would experience a potential profit of up to approximately $3.7 million in the aggregate on approximately 2,595,000 Ordinary Shares.

We could receive up to an aggregate of approximately $213.6 million if all of the outstanding Warrants are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants choose to exercise them. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Ordinary Shares and the spread between the exercise price of the Warrants and the price of our Ordinary Shares at the time of exercise. We have 18,576,677 outstanding Warrants to purchase 18,576,677 Ordinary Shares, exercisable at an exercise price of $11.50 per share. If the market price of our Ordinary Shares is less than the exercise price of a holder’s Warrants, it is unlikely that holders will choose to exercise. As of July 27, 2026, the closing price of our Ordinary Shares was $1.43 per share. There can be no assurance that the Warrants will be in the money prior to their expiration. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. We will bear all costs, expenses and fees in connection with the registration of the securities. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the securities.

Pursuant to the terms of the Promissory Note, the Company will pay Cohen, at its discretion, in either cash or Ordinary Shares with the issue price of the Ordinary Shares (the “Issue Price”) being calculated as the lesser of (i) 95% of the closing price on the Nasdaq Stock Market LLC (“Nasdaq”) of the Ordinary Shares on the Trading Day (as defined herein) immediately preceding the applicable payment date and (ii) the arithmetic average of the Daily VWAP (as defined herein) for the five (5) Trading Days ending on the Trading Day immediately preceding the applicable payment date. A significant portion of the Ordinary Shares being registered for resale by Cohen may be acquired by Cohen at prices below the current market price of our Ordinary Shares. As a result, investors may experience substantial dilution and a decline in the value of the Ordinary Shares they purchase from Cohen in this offering as a result of future issuances made by us to Cohen in the event the Issue Price at issuance is lower than the price such investors paid for their shares. The actual number of Ordinary Shares issuable by us under the Promissory Note will vary depending on the then-current market price of our Ordinary Shares at the times of issuance. As of July 27, 2026, the Company has issued 1,620,302 Ordinary Shares to Cohen under the Promissory Note. Cohen is a registered broker dealer and may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933. Cohen has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute any Ordinary Shares.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any Ordinary Shares or Warrants. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our Ordinary Shares.

Our Ordinary Shares are listed on the Nasdaq Global Market under the symbol “NAMM,” and our Warrants are listed on the Nasdaq Capital Market under the symbol “NAMMW.” On July 27, 2026, the closing trading prices of our Ordinary Shares and Warrants were $1.43 and $0.195, respectively.

As of July 27, 2026, the Company had (i) 55,852,406 Ordinary Shares issued and outstanding, and (ii) 18,576,677 Warrants issued and outstanding. The Company also has 55,574,152 Ordinary Shares reserved for issuances (i) pursuant to its Equity Incentive Plan (as defined herein), (ii) for the exercise of the Warrants, (iii) for the Earnout Shares, and (iv) pursuant to the Promissory Note. The securities offered hereby represent a substantial portion of our issued and outstanding securities, and our Selling Securityholders will be able to sell their securities covered by this prospectus for so long as the registration statement of which this prospectus forms a part is available for use.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

We are also a “foreign private issuer,” as defined in the Exchange Act of 1934, as amended (the “Exchange Act”) and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission (the “SEC”) as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Investing in our Ordinary Shares or Warrants involves a high degree of risk. Before buying any Ordinary Shares or Warrants you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” beginning on page 5 of this prospectus.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, the securities as described in this prospectus in one or more offerings. To the extent permitted by law, we may also file or authorize one or more prospectus supplements and/or free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement and/or free writing prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses) together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders have not authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholders are making an offer to sell the securities covered by this prospectus in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities covered by this prospectus. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstance under which such offer or solicitation is unlawful.

For investors outside the United States:    Neither we nor the Selling Securityholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of securities covered by this prospectus and the distribution of this prospectus outside the United States.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. We and the Selling Securityholders are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. We and the Selling Securityholders are not making, nor will we make, an offer to sell the securities covered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, we use the terms “Namib Minerals,” “Company,” “we,” “us” and “our” in this prospectus to refer to Namib Minerals and its consolidated subsidiaries.”

INCORPORATION OF INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and the accompanying prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the following documents:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on April 2, 2026;

●	our Reports on Form 6-K filed with the SEC on February 5, 2026 (Film No.: 26600289), February 6, 2026, February 19, 2026, March 18, 2026 (Film No.: 26768676), June 5, 2026, July 7, 2026, and July 17, 2026; and

●	the description of our Ordinary Shares and Warrants contained in Exhibit 2.6 to our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 2, 2026, including any amendments or reports filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of an offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of an offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Form 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Namib Minerals

Suite 210, 2nd Floor, Windward III,

Regatta Office Park, PO Box 500

Grand Cayman, Cayman Islands, KY1-1106

Tel: (345) 769-4909

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus or incorporated into this prospectus by reference regarding the Company’s industry and the regions in which it operates, including market research, estimates, and forecasts, is based on information obtained from industry publications and reports and forecasts provided to the Company by third-party sources. In some cases, the Company does not expressly refer to the sources from which this information is derived. This information is subject to significant uncertainties and limitations and is based on assumptions and estimates that may prove to be inaccurate. We cannot guarantee the accuracy or completeness of any such information contained in this prospectus or incorporated into this prospectus by reference. You are therefore cautioned not to give undue weight to this information.

The Company has not independently verified the accuracy or completeness of any such information. Similarly, internal surveys, industry forecasts and market research, which the Company believes to be reliable based upon its management’s knowledge of the industry, have not been independently verified. While the Company believes that the market data, industry forecasts and similar information included in this prospectus are generally reliable, such information is inherently imprecise. In addition, assumptions and estimates of the Company’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

FINANCIAL STATEMENT PRESENTATION

References to “U.S. dollars” and “US$” in this prospectus are to United States dollars, the legal currency of the United States. Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single or two decimal places for the convenience of readers.

The historical financial statements of Namib Minerals incorporated by reference into this prospectus are prepared in accordance with IFRS Accounting Standards, as issued by International Accounting Standards Board (“IFRS”). Namib Minerals’ fiscal year ends on December 31 of each year, as does its reporting year. Namib Minerals was incorporated on May 27, 2024, and its initial fiscal year ended on December 31, 2024. Namib Minerals’ most recent fiscal year ended on December 31, 2025. See Note 2 to Namib Minerals’ audited financial statements as of December 31, 2025, and 2024 and for each year in the three-year period ended December 31, 2025, incorporated by reference into this prospectus, for a discussion of the basis of presentation of Namib Minerals’ financial statements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference herein includes forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipates,” “believes,” “continues,” “could,” “estimates,” “forecasts,” “intends,” “expects,” “may,” “plans,” “predicts,” “projects,” “proposes,” “seeks,” “should,” “targets” or “will” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts.

These forward-looking statements are based on information available as of the date they were made and are inherently subject to uncertainties and changes in circumstance and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the Company, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” and the following important factors:

●	market risks, including the price of gold;

●	the outcome of any legal proceedings relating to the purchase by Greenstone, a wholly owned subsidiary of the Company, of BMC, which owns all of the Company’s mines, from Metallon Corporation Limited;

●	the inability to maintain the listing of the Company’s securities on Nasdaq;

●	the inability to remediate the identified material weaknesses in the Company’s internal control over financial reporting, which, if not corrected, could adversely affect the reliability of the Company’s financial reporting;

●	the risk that the price of the Company’s securities may be volatile due to a variety of factors, including changes in the highly competitive industries in which the Company plans to operate, variations in performance across competitors, changes in laws, regulations, technologies, natural disasters or health epidemics/pandemics, national security tensions, macro-economic and social environments affecting its business, and changes in the combined capital structure;

●	the inability to implement business plans, forecasts, and other expectations, identify and realize additional opportunities, and manage the Company’s growth and expanding operations;

●	the risk that the Company may not be able to successfully develop its assets in Zimbabwe, including expanding the How Mine and restarting and expanding the Redwing Mine and the Mazowe Mine, or acquire and develop mining interests in the DRC;

●	the risk that the Company will be unable to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	risks from fluctuating foreign currency and exchange rates as well as Zimbabwean exchange controls;

●	operational risks, including infrastructure constraints, such as power and water supply;

●	political and social risks of operating in Zimbabwe and the DRC; and

●	the operational hazards and risks that the Company faces.

The risks outlined above and others described under the section entitled “Risk Factors” and in the documents incorporated by reference into this prospectus are not exhaustive. In addition, as a result of a number of known and unknown risks and uncertainties, including those listed above, the Company’s actual results or performance may be materially different from those expressed or implied by certain forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management team of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The Company does not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that the Company will make additional updates with respect to that statement, related matters, or any other forward-looking statements.

v

FREQUENTLY USED TERMS

In this document:

“Anchor Investors” means Red Rock’s Direct Anchor Investors and its Other Anchor Investors.

“BMC” means Bulawayo Mining Company Limited, a private company incorporated under the laws of England and Wales.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of June 17, 2024, as amended, and as may be further amended, by and among Red Rock, Greenstone, the Company, SPAC Merger Sub, and Greenstone Merger Sub.

“Cayman Islands Companies Act” means the Companies Act (As Revised) of the Cayman Islands.

“Closing” means the consummation of the Business Combination.

“Closing Date” means June 5, 2025.

“Code” means the Internal Revenue Code of 1986, as amended.

“Cohen” means Cohen & Company Securities, LLC.

“Company” or “Namib Minerals” means Namib Minerals, an exempted company limited by shares incorporated under the laws of the Cayman Islands.

“Company Board” means the board of directors of the Company.

“Company Organizational Documents” means the second amended and restated memorandum and articles of association of the Company, as amended, modified, or supplemented from time to time.

“Continental” means Continental Stock Transfer & Trust Company, a limited purpose trust company, as the Company’s transfer agent and warrant agent.

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Ordinary Shares as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the Company (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one Ordinary Shares on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by Cohen & Company Securities, LLC). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Direct Anchor Investors” means certain funds and accounts managed by subsidiaries of BlackRock Financial Management Inc., Arena Capital Advisors, LLC, for and on behalf of the funds and accounts it manages, D. E. Shaw, certain funds managed by affiliates of Apollo Global Management, Inc., certain funds managed by Highbridge Capital Management, LLC and Antara Capital Total Return SPAC Master Fund LP that purchased securities of Red Rock in a private placement in connection with the IPO.

“DRC” means the Democratic Republic of Congo.

“Earnout Period” means the period between the Closing Date and the eighth (8th) anniversary of the Closing Date.

“Earnout Shares” means up to 30,000,000 Ordinary Shares that may be issued by the Company to the Former Greenstone Shareholders during the Earnout Period pursuant to the terms of the Business Combination Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Former Greenstone Shareholders” means the holders of Greenstone’s ordinary shares immediately prior to the Business Combination.

“Former Red Rock Directors” means Anna Brunelle, Sidney Dillard, Walter Roloson, John Zimmerman, and Rick Fearon.

“Founder Shares” mean the Class B common stock of Red Rock, par value $0.0001 per share.

“Greenstone” means Greenstone Corporation, an exempted company limited by shares incorporated under the laws of the Cayman Islands.

“Greenstone Merger Sub” means Cayman Merger Sub Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands and previously a direct wholly-owned subsidiary of the Company prior to the Business Combination.

“HCG” means Hennessy Capital Group LLC, a Delaware limited liability company.

“How Mine” means the gold mine that is owned and operated by the How Mining Company in the entire mining area under the How Mine Lease, being the mining operations, the gold processing plant operations, and all operations and activities incidental thereto and related infrastructure established to access and mine minerals.

“How Mine Lease” means the mining lease by and between the Mining Affairs Board of Zimbabwe and the How Mining Company.

“How Mining Company” means Bulawayo Mining Company (Private) Limited, a Zimbabwe private limited company.

“IFRS” means the International Financial Reporting Standards, as issued by the International Accounting Standards Board.

“Initial Shareholders” mean holders of Founder Shares before the Business Combination, which include (i) the SPAC Sponsor, with such limited liability company member interests being beneficially owned by Daniel J. Hennessy and Thomas D. Hennessy, the son of Daniel J. Hennessy, as the managing members of HCG, (ii) Anna Brunelle, (iii) Sidney Dillard, (iv) Walter Roloson, (v) John Zimmerman, and (vi) Rick Fearon.

“IPO” means Red Rock’s initial public offering of its units, consummated on October 1, 2021.

“Khumalo” means Mzilikazi Godfrey Khumalo.

“Mazowe Mine” means the gold mine being, and to be, redeveloped, constructed, owned and operated by the Mazowe Mining Company in the entire mining area under the Mazowe Mine Lease, being the mining operations, the gold processing plant operations, and all operations and activities incidental thereto and related infrastructure established to access and mine minerals.

“Mazowe Mine Lease” means the mining lease by and between the Mining Affairs Board of Zimbabwe and the Mazowe Mining Company.

“Mazowe Mining Company” means Mazowe Mining Company (Private) Limited, a Zimbabwe private limited company (formerly known as Gold Fields of Mazowe (Private) Limited).

“Nasdaq” means The Nasdaq Stock Market LLC.

“Other Anchor Investors” means four unaffiliated “qualified institutional buyers” or “institutional accredited investors,” as defined in Rule 144A and Regulation D, respectively, under the Securities Act that purchased securities of Red Rock in a private placement in connection with the IPO.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Polar” means Polar Multi-Strategy Master Fund.

“Polar Subscription Agreements” means (1) a certain subscription agreement, dated October 13, 2023, by and among Red Rock, HCG, the SPAC Sponsor and Polar (“Polar Subscription Agreement I”) and (2) a certain subscription agreement, dated January 16, 2024, by and among Red Rock, the SPAC Sponsor, Daniel J. Hennessy and Polar (“Polar Subscription Agreement II”).

“Promissory Note” means that certain Amended and Restated Promissory Note, dated December 9, 2025, with a face value of $3.5 million, issued by the Company to Cohen.

“Red Rock” or “SPAC” means Red Rock Acquisition Corporation, a Delaware corporation formerly known as Hennessy Capital Investment Corp. VI.

“Redwing Mine” means the gold mine being, and to be, redeveloped, constructed, owned, and operated by the Redwing Mining Company in the entire mining area under the Redwing Mine Lease, being the mining operations, the gold processing plant operations, and all operations and activities incidental thereto, and related infrastructure established to access and mine minerals.

“Redwing Mine Lease” means the mining lease between the Mining Affairs Board of Zimbabwe and the Redwing Mining Company.

“Redwing Mining Company” means Redwing Mining Company (Private) Limited, a Zimbabwe private limited company.

“Registration Rights and Lock-up Agreement” means that certain registration rights and lock-up agreement, dated June 5, 2025, by and among Namib Minerals, Red Rock, the Initial Shareholders and the other securityholders party thereto.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SPAC Merger Sub” means Midas SPAC Merger Sub Inc., a Delaware corporation and previously a direct wholly-owned subsidiary of the Company prior to the Business Combination.

“SPAC Warrant Agreement” means the warrant agreement, dated as of September 28, 2021, by and between Red Rock and Continental, as amended on April 14, 2025.

“SPAC Sponsor” means Hennessy Capital Partners VI LLC, a Delaware limited liability company.

“Trading Day” means a day on which trading in the Ordinary Shares generally occurs on the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market which the Ordinary Shares are then traded.

“Trading Volume” means, for any Trading Day, the daily trading volume for the Ordinary Shares, as reported by Bloomberg on such Trading Day.

“Warrant” means a warrant (i.e., a stock acquisition right) to purchase one Ordinary Share pursuant to the terms of the Warrant Agreement.

“Warrant Agreement” means the SPAC Warrant Agreement as modified by the Warrant Assumption Agreement.

“Warrant Assumption Agreement” means the Warrant Assumption Agreement, dated June 5, 2025, by and among the Company, Red Rock, and Continental.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all of the information you should consider when making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes incorporated by reference in this prospectus and the information set forth under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and “Incorporation of Information by Reference.” See also the section entitled “Where You Can Find More Information.” The definition of some of the terms used in this prospectus are set forth under the section “Frequently Used Terms.” Unless the context otherwise requires, we use the terms “Namib Minerals,” “Company,” “we,” “us” and “our” in this prospectus to refer to Namib Minerals and its consolidated subsidiaries.”

Company Overview

We are an established gold producer with an attractive portfolio of three gold mines in Zimbabwe, Africa. Our extensive track record of owning and operating gold mines spans over two decades, and our strategic footprint consists of one producing gold mine and two historically producing gold mines that we are currently positioning to restart operations. Our How Mine is an established underground gold mine with a strong track record of operations having produced an aggregate of approximately 1.84Moz of gold from 1941 through December 31, 2025. Our other principal assets, the Mazowe Mine and the Redwing Mine, are historically producing gold mines with significant mineral resources. These assets provide us with an identified pathway to operate as a multi-asset gold producer in Africa, as preparatory work is currently underway to restart operations at both mines. We are also evaluating opportunities to acquire mining interests in, and expand our operations to, the DRC to unlock critical battery metals in the region.

Corporate Information

The legal name of the Company is “Namib Minerals.” The Company was incorporated under the laws of the Cayman Islands on May 27, 2024 as an exempted company limited by shares with registration number 410406, having its registered office and mailing address for its principal executive office at Appleby Global Services (Cayman) Limited, Suite 210, 2nd Floor, Windward III, Regatta Office Park, PO Box 500, Grand Cayman, Cayman Islands, KY1-1106, and its telephone number is (345) 769-4909. Our principal website is https://www.namibminerals.com/. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or the registration statement of which it forms a part.

Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

●	the option to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; and

●	not being required to comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements.

We will cease to be an “emerging growth company” upon the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a large accelerated filer, with at least $700.0 million of equity securities held by non-affiliates; (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2030 (the last day of the fiscal year following the fifth anniversary of our becoming a public company).

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on June 30, 2027. For so long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q, current reports on Form 8-K with the SEC or annual reports on Form 10-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In addition, as a foreign private issuer, the Company is permitted to follow certain Cayman Islands corporate governance practices in lieu of certain corporate governance rules of the Nasdaq. However, the Company currently plans to follow the corporate governance requirements of Nasdaq.

THE OFFERING

Resale of Ordinary Shares and Warrants

Ordinary Shares offered by the Selling Securityholders	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, an aggregate of 80,646,036 Ordinary Shares consisting of:

● 2,695,000 Ordinary Shares held by SPAC Sponsor and the Former Red Rock Directors, acquired by such parties in exchange for an equal number of their Founder Shares that were originally acquired by the SPAC Sponsor at a price of approximately $0.006 per share;

●

41,979,296 Ordinary Shares that were issued to the SelliBen Trust, Khumalo and entities controlled by our executive officers as merger consideration following the consummation of the Business Combination and which represent a portion of the merger consideration received by such holders with an implicit pro forma value of $10.00 per share;

● 5,289,934 Ordinary Shares underlying the Sponsor Warrants held by the SPAC Sponsor and the Anchor Investors;

● 28,770,000 Ordinary Shares representing the Earnout Shares that may be issued to the SelliBen Trust, Khumalo and entities controlled by our executive officers as Former Greenstone Shareholders upon the Company’s achievement of certain operational milestones pursuant to the Business Combination Agreement;

● 282,108 Ordinary Shares that were issued to Polar in a private placement pursuant to the Polar Subscription Agreements; and

● 1,629,698 Ordinary Shares that may be issued to Cohen pursuant to the Promissory Note.

Warrants offered by the Selling Securityholders	5,289,934 Warrants to purchase Ordinary Shares consisting of Sponsor Warrants that were issued at the Closing in exchange for Red Rock warrants that were originally purchased by the SPAC Sponsor and the Anchor Investors in a private placement at a price of $1.50 per warrant.

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities — Warrants.”

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.

Use of proceeds	We will not receive any of the proceeds from the sale of Ordinary Shares or the Sponsor Warrants by the Selling Securityholders.

Nasdaq ticker symbols	Our Ordinary Shares are listed for trading on the Nasdaq Global Market under the symbol “NAMM,” and the Warrants are listed for trading on the Nasdaq Capital Market under the symbol “NAMMW.”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in, or that may be incorporated by reference in, this prospectus.

Issuance of Ordinary Shares Upon Exercise of Warrants

Issuer	Namib Minerals.

Ordinary Shares offered by us	Up to 18,576,677 Ordinary Shares, consisting of:

● 7,212,394 Ordinary Shares underlying the Sponsor Warrants that were issued at the Closing in exchange for Red Rock warrants that were originally issued by Red Rock in a private placement at a price of $1.50 per warrant; and

● 11,364,283 Ordinary Shares underlying the Public Warrants that were originally issued as part of the units sold by Red Rock at a purchase price of $10.00 per unit in its IPO.

Ordinary Shares outstanding prior to the exercise of all Warrants	55,852,406 (as of the date of this prospectus).

Ordinary Shares outstanding assuming exercise of all Warrants	74,429,083 (based on the total Ordinary Shares outstanding as of the date of this prospectus).

Exercise price of the Warrants	$11.50 per share, subject to adjustment as described herein.

Use of proceeds	We could receive up to an aggregate of approximately $213.6 million if all of the Warrants are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants choose to exercise them. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, including working capital to support our continued development. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. We have 18,576,677 outstanding Warrants to purchase 18,576,677 Ordinary Shares, exercisable at an exercise price of $11.50 per share. If the trading price for our Ordinary Shares is less than $11.50 per share, we believe holders of our Warrants will be unlikely to exercise their Warrants. As of July 27, 2026, the closing price of our Ordinary Shares was $1.43. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. See “Description of Securities — Warrants” for more information. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. We will bear all costs, expenses and fees in connection with the registration of the securities. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of their securities. See “Use of Proceeds.”

RISK FACTORS

Investing in our Securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

OFFER STATISTICS AND EXPECTED TIMETABLE

The Selling Securityholders may sell from time to time pursuant to this prospectus the securities described herein. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. See “Plan of Distribution.”

CAPITALIZATION

The table below sets forth our capitalization on an audited consolidated basis as of December 31, 2025. The information in this table should be read in conjunction with and is qualified by reference to the historical financial statements of the Company as of December 31, 2025, and 2024 and for each year in the three-year period ended December 31, 2025, incorporated by reference into this prospectus, and other financial information incorporated by reference into this prospectus.

(USD in thousands)
Cash and cash equivalents	$1,887

Debt:
Borrowings	3,177
Borrowings for long-term portion	2,006
Total indebtedness	$5,183

Equity:
Ordinary Shares	5
Share premium/other reserves	(109,745)
Shareholders’ surplus	70,465
Total shareholders’ deficit	$(39,275)
Total capitalization	$(34,092)

DILUTION

While secondary sales of our Ordinary Shares registered for potential resale and covered by this prospectus will not have a dilutive effect on our shareholders, the potential issuance of up to 18,576,677 Ordinary Shares upon exercise of the Warrants could have a dilutive impact on our shareholders.

Dilution results from the fact that the per share exercise price of our Ordinary Shares is substantially in excess of the net tangible book value attributable to the existing shareholders. Net tangible book value represents the amount of our total assets less our total liabilities, excluding goodwill and other intangible assets. Net tangible book value per Ordinary Share represents net tangible book value attributable to Ordinary Shares divided by 55,852,406, the total number of our Ordinary Shares outstanding as of July 27, 2026. As of December 31, 2025, we had a net tangible book value of approximately $(39.3) million, corresponding to a net tangible book value of approximately $(0.70) per share. After assuming (i) the exercise of 18,576,677 Warrants with an exercise price of $11.50 that remain unexercised as of the date of this prospectus and (ii) the receipt of $213.6 million in proceeds from the exercise of Warrants, our as adjusted net tangible book value as of December 31, 2025 would be approximately $174.4 million or $2.34 per share. This represents an immediate increase in net tangible book value of $3.04 per Ordinary Share to existing shareholders and an immediate dilution of $9.16 to new investors purchasing such Ordinary Shares upon exercise of the Warrants. Dilution for this purpose represents the difference between the price per share paid by these new investors and the net tangible book value per ordinary share as of December 31, 2025.

The following table illustrates this dilution to new investors purchasing ordinary shares in the offering.

Exercise Price	$11.50
Historical net tangible book value per share as of December 31, 2025	$(0.70)
Increase in net tangible book value per share attributable to this offering	$3.04
As adjusted net tangible book value per share after this offering	$2.34
Dilution in net tangible book value per Ordinary Share to investors in this offering	$9.16

The dilution information discussed above is illustrative only. The above illustrative calculations do not take into account other sources of dilution, such as dilution resulting from the issuance of the Earnout Shares or issuances pursuant to the Equity Incentive Plan or the Promissory Note or from other transactions, including other financing transactions that we may effectuate and which could result in our issuing additional securities. For more information on risks related to dilution, see “Risk Factors.” For information that is more recent than our 2025 Annual Report and that may be incorporated by reference herein, see “Incorporation of Information by Reference.”

USE OF PROCEEDS

We are registering the resale or issuance of the securities covered by this prospectus pursuant to the registration rights that we have granted to certain of our shareholders in the Registration Rights and Lock-up Agreement, pursuant to the requirements of the Warrant Agreement, and pursuant to the Promissory Note, as applicable. The Selling Securityholders identified herein will receive all net proceeds from the secondary offering of the securities of the Company held by them. Therefore, we will not receive any net proceeds from such secondary offerings and our total capitalization will not be impacted by such net proceeds received by the Selling Securityholders.

We could receive up to an aggregate of approximately $213.6 million if all of the Warrants are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants choose to exercise them. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, including working capital to support our continued development. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. The exercise price of our Warrants is $11.50 per Warrant. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the trading price for our Ordinary Shares is less than $11.50 per share, we believe holders of our Warrants will be unlikely to exercise their Warrants. We have 18,576,677 outstanding Warrants, each exercisable for one Ordinary Share at an exercise price of $11.50 per share. As of July 27, 2026, the closing price of our Ordinary Shares was $1.43. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. See “Description of Securities — Warrants” for more information. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, except that the Company may pay up to $50,000 in legal expenses of certain Selling Securityholders in underwritten offerings, pursuant to the terms of the Registration Rights and Lock-up Agreement. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, and fees and expenses of our counsel and our independent registered public accounting firm. See “Plan of Distribution.”

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following section is a summary of certain material U.S. federal income tax consequences generally applicable to the ownership and disposition of the Company’s Ordinary Shares and Warrants (collectively “Securities”) by U.S. holders (as defined below). This discussion addresses only those U.S. Holders that hold their Securities as a capital asset within the meaning of Section 1221 of the Code and does not address all the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

●	financial institutions;

●	entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes;

●	insurance companies;

●	real estate investment trusts or regulated investment companies,

●	accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements;

●	investors who are U.S. expatriates, former U.S. citizens, or former long-term residents of the United States;

●	individual retirement or other tax-deferred accounts;

●	holders liable for alternative minimum tax;

●	holders that actually, indirectly, or constructively owns 5% or more of (i) the total combined voting power of all classes of the Company’s shares or (ii) the total value of all classes of the Company’s shares;

●	tax-exempt organizations;

●	dealers in securities, commodities, or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting;

●	persons holding Securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or other integrated investment;

●	a U.S. holder whose functional currency is not the U.S. dollar; and

●	holders other than U.S. holders.

If an entity or arrangement treated as a partnership (or other pass-through entity or arrangement) for U.S. federal income tax purposes holds Securities, the tax treatment of the persons treated as partners (or other owners) in the partnership will depend on the status of the partners, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (or other pass-through entities or arrangements) holding Securities and the partners (or other owners) in such partnerships (or other pass-through entities or arrangements) are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them.

This discussion is based upon the Code, applicable treasury regulations thereunder, published rulings, and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local, and foreign laws, or federal laws other than those pertaining to U.S. federal income tax, are not addressed. Additionally, this discussion does not discuss the tax consequences under the alternative minimum tax or the Medicare surtax on net investment income. The Company does not intend to request any ruling from the U.S. Internal Revenue Service (the “IRS”) as to the U.S. federal income tax matters discussed herein.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Securities who or which is any of the following for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;

●	an estate if its income is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (a) a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (b) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

U.S. Federal Income Tax Treatment of the Company

A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under generally applicable U.S. federal income tax rules, the Company, which is incorporated under the laws of the Cayman Islands, would be classified as a foreign corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception to this general rule under which a non-U.S. incorporated entity may be treated as a U.S. corporation for U.S. federal income tax purposes if each of the following three conditions is met: (i) the non-U.S. corporation acquires, directly or indirectly, substantially all of the assets held, directly or indirectly, by a U.S. corporation; (ii) the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation; and (iii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares) as determined for purposes of Section 7874 (the “ownership test”). The ownership test is modified with respect to potential “third-country transactions” such that the ownership test will be met if, after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (the “modified ownership test”). The Business Combination is a potential third-country transaction, and if so treated, the modified ownership test will apply to determine whether the Company is treated as a U.S. corporation under Section 7874 of the Code. Further, the Treasury Regulations under Section 7874 further provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Section 7874 that are conducted as part of a plan or conducted over a 36-month period, making it more likely that Section 7874 will apply to a foreign acquiring corporation.

For purposes of Section 7874 of the Code, the first two conditions described above are expected have been met with respect to the Business Combination because the Company acquired indirectly all of the assets of SPAC through the SPAC Merger, and the Company, including its “expanded affiliated group,” was not expected to satisfy the substantial business activities test upon consummation of the Business Combination. As a result, whether Section 7874 will apply to cause the Company to be treated as a U.S. corporation for U.S. federal income tax purposes following the SPAC Merger should depend on the satisfaction of the modified ownership test.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Treasury Regulations promulgated thereunder, and certain factual assumptions, it is expected that the Section 7874 ownership percentage of the SPAC stockholders in the Company should be less than 60% and thus the Business Combination is not expected to cause the Company to be treated as a U.S. corporation for U.S. federal income tax purposes or to otherwise be subject to Section 7874 of the Code. However, the calculations for determining share ownership for purposes of Section 7874 of the Code are complex, subject to detailed rules and regulations (the application of which is uncertain in various respects and could be impacted by changes to applicable rules and regulations under U.S. federal income tax laws, with possible retroactive effect), and subject to certain factual uncertainties. Furthermore, for purposes of determining the ownership percentage of former SPAC stockholders for purposes of Section 7874, among other adjustments required to be taken into account, former SPAC stockholders will be deemed to own an amount of Ordinary Shares in respect of certain redemptions by SPAC prior to the Business Combination. Accordingly, and given the inherently factual nature of the analysis, the Company has not sought a legal opinion from counsel in respect of the potential applicability of Section 7874 to the Business Combination, and there can be no assurance that the IRS would not assert a contrary position to those described above or that such an assertion would not be sustained by a court.

If the Company were to be treated as a U.S. corporation for U.S. federal income tax purposes (and as a result holders of Securities were treated as holders of securities of a U.S. corporation), the Company and certain holders of Securities would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on the Company and future withholding taxes on certain holders of Securities, depending on the application of any income tax treaty that might apply to reduce such withholding taxes.

The remainder of this discussion assumes that the Company will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Ownership and Disposition of Ordinary Shares and Warrants

Distributions on Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” the gross amount of any distribution on Ordinary Shares that is made out of the Company current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. However, a non-corporate U.S. holder may be eligible for taxation at the lower rates applicable to long-term capital gain, provided that such dividends constitute qualified dividend income with respect to such U.S. holder. Qualified dividend income generally includes a dividend paid by a foreign corporation if (i) the stock with respect to which the dividend is paid is readily tradable on an established securities market in the United States (such as Nasdaq, on which certain Ordinary Shares are listed), (ii) the foreign corporation is not a PFIC for the taxable year during which the dividend is paid and the immediately preceding taxable year (as discussed below), and (iii) the U.S. holder has owned the stock for more than 60 days during the 121-day period beginning 60 days before the date on which the stock become ex-dividend (and has not entered into certain risk limiting transactions with respect to such stock).

To the extent that the amount of the distribution exceeds the Company’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its Ordinary Shares, and thereafter as capital gain recognized on a sale or exchange. The Company may not maintain calculations of its earnings and profits under U.S. federal income tax principles and, therefore, U.S. holders should expect that the entire amount of any distribution generally will be reported as dividend income to them.

Sale, Exchange, Redemption, or Other Taxable Disposition of Securities

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. holder generally will recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of Securities in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in such securities. Any gain or loss recognized by a U.S. holder on a taxable disposition of Securities generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such shares or such warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below, a U.S. holder generally will not recognize gain or loss upon the acquisition of an Ordinary Share on the exercise of a Warrant for cash. A U.S. holder’s tax basis in an Ordinary Share received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. holder’s tax basis in the Warrant exchanged therefor and the exercise price. The U.S. holder’s holding period for an Ordinary Share received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the period during which the U.S. holder held the Warrant. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. In either situation, a U.S. holder’s tax basis in the Ordinary Shares received generally would equal the U.S. holder’s tax basis in the Warrants exercised therefor. If the cashless exercise were not a realization event, it is unclear whether a U.S. holder’s holding period for the Ordinary Shares will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the Warrants exercised therefor.

It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized with respect to the portion of the exercised Warrants treated as surrendered to pay the exercise price of the Warrants. In such event, a U.S. holder could be deemed to have surrendered a number of warrants having an aggregate value (as measured by the excess of the fair market value of the Ordinary Shares over the exercise price of the Warrants) equal to the exercise price for the total number of Warrants to be exercised (i.e., the Warrants underlying the number of Ordinary Shares actually received by the U.S. holder pursuant to the cashless exercise). In this case, the U.S. holder would recognize capital gain or loss in an amount equal to the difference between the value of the Warrants deemed surrendered and the U.S. holder’s tax basis in such Warrants. Such gain or loss would be long-term or short-term, depending on the U.S. holder’s holding period in the Warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Ordinary Shares received would equal the sum of the U.S. holder’s tax basis in the Warrants exercised and the exercise price of such Warrants.

It is unclear whether a U.S. holder’s holding period for the Ordinary Shares would commence on the date following the date of exercise or on the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. holder held the Warrant. Alternative characterizations are also possible (including as a taxable exchange of all of the Warrants surrendered by the U.S. holder for Ordinary Shares received upon exercise). Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Ordinary Shares received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If the Company redeems Warrants for cash pursuant to the terms thereof or if the Company purchases Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “Sale, Exchange, Redemption, or Other Taxable Disposition of Ordinary Shares or Warrants.”

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. U.S. holders of Warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases such U.S. holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Ordinary Shares that would be obtained upon exercise or through a decrease in the exercise price of the Warrant), which adjustment may be made as a result of a distribution of cash or other property to the holders of Ordinary Shares. Such constructive distribution to a U.S. Holder of Warrants would be treated as if such U.S. holder had received a cash distribution from the Company generally equal to the fair market value of such increased interest (taxed generally as described above under “Distributions on Ordinary Shares”).

Passive Foreign Investment Company Rules

The treatment of U.S. holders of the Securities could be materially different from that described above, if the Company is treated as a passive foreign investment company (a “PFIC”), for U.S. federal income tax purposes. A non-U.S. corporation, such as the Company, will be a PFIC for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules either: (i) 75% or more of its gross income for such taxable year is passive income or (ii) 50% or more of the total value of its assets (generally based on an average of the quarterly values of the assets during such year) is attributable to assets, including generally cash, that produce passive income or are held for the production of passive income. Cash is generally a passive asset. Goodwill is active to the extent attributable to activities that produce or are intended to produce active income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income, and net foreign currency gains. The determination of whether the Company is a PFIC is based upon the composition of the Company’s income and assets, (including, among others, corporations in which the Company owns at least a 25% interest), and the nature of the Company’s activities.

Whether the Company is a PFIC for any taxable year is a fact-intensive inquiry that depends, in part, upon the composition and classification of the Company’s income and assets from time to time. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of the Company is expected to depend, in part, upon (a) the market value of the Ordinary Shares and (b) the composition of the assets and income of the Company. A decrease in the market value of the Ordinary Shares and/or an increase in cash or other passive assets would increase the relative percentage of its passive assets. Accordingly, there can no assurance that the Company will not be a PFIC for its current taxable year or any future taxable year.

If the Company is or becomes a PFIC during any year in which a U.S. holder holds Ordinary Shares, unless the U.S. holder makes a qualified electing fund (QEF) election or mark-to-market election with respect to the shares, as described below, a U.S. holder generally would be subject to additional taxes (including taxation at ordinary income rates and an interest charge) on any gain realized from a sale or other disposition of the Ordinary Shares and on any “excess distributions” received from the Company, regardless of whether the Company qualifies as a PFIC in the year in which such distribution is received or gain is realized. For this purpose, a pledge of the Ordinary Shares as security for a loan may be treated as a disposition. The U.S. holder would be treated as receiving an excess distribution in a taxable year to the extent that distributions on the shares during that year exceed 125% of the average amount of distributions received during the three preceding taxable years (or, if shorter, the U.S. holder’s holding period). To compute the tax on excess distributions or on any gain, (i) the excess distribution or gain would be allocated ratably over the U.S. holder’s holding period, (ii) the amount allocated to the current taxable year and any year before the first taxable year for which the Company was a PFIC would be taxed as ordinary income in the current year and (iii) the amount allocated to other taxable years would be taxed at the highest applicable marginal rate in effect for each such year (i.e., at ordinary income tax rates) and an interest charge would be imposed to recover the deemed benefit from the deferred payment of the tax attributable to each such prior year.

If the Company were to be treated as a PFIC, a U.S. holder may avoid the excess distribution rules described above by electing to treat the Company (for the first taxable year in which the U.S. holder owns any shares) and any lower-tier PFIC (for the first taxable year in which the U.S. holder is treated as owning an equity interest in such lower-tier PFIC) as a QEF. If a U.S. holder makes an effective QEF election with respect to the Company (and any lower-tier PFIC), the U.S. holder will be required to include in gross income each year, whether or not the Company makes distributions (as capital gains), its pro rata share of the Company’s (and such lower-tier PFIC’s) net capital gains and its pro rata share of the Company’s (and such lower-tier PFIC’s) net earnings in excess of its net capital gains (as ordinary income). U.S. holders can make a QEF election only if the Company (and each lower-tier PFIC) provides certain information, including the amount of its ordinary earnings and net capital gains determined under U.S. tax principles. The Company does not expect to provide the information necessary for a U.S. holder to make a qualified electing fund election if the Company is classified as a PFIC.

As an alternative to making a QEF election, a U.S. holder may also be able to avoid some of the adverse U.S. tax consequences of PFIC status by making an election to mark the Ordinary Shares to market annually. A U.S. holder may elect to mark-to-market the Ordinary Shares only if they are “marketable stock.” The Ordinary Shares will be treated as “marketable stock” if they are regularly traded on a “qualified exchange.” Nasdaq, where the Ordinary Shares are currently listed, is a qualified exchange for these purposes. The Ordinary Shares will be treated as regularly traded in any calendar year in which more than a de minimis quantity of the Ordinary Shares are traded on at least 15 days during each calendar quarter.

The application of the PFIC rules to U.S. holders of Warrants is unclear. Section 1298(a)(4) of the Code provides that, to the extent provided in Treasury Regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of certain PFIC rules. Proposed Treasury Regulations under Section 1298(a)(4) of the Code, which were promulgated with a retroactive effective date, generally treat an “option” (which would include a Warrant) to acquire the stock of a PFIC as stock of the PFIC. However, no final Treasury Regulations are currently in effect under Section 1298(a)(4) of the Code. Therefore, it is possible that the proposed Treasury Regulations if finalized in their current form would apply to cause gain recognized on the taxable disposition of Warrants to be subject to the excess distribution regime discussed above. Additionally, final Treasury Regulations issued under the PFIC rules provide that the QEF election does not apply to options and no mark-to-market election is currently available with respect to options.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder generally is required to file an IRS Form 8621 with such U.S. holder’s U.S. federal income tax return and provide such other information as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. holder’s taxable years being open to audit by the IRS until such forms are properly filed.

U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of the PFIC rules. If the Company is treated as a PFIC, each U.S. holder generally will be required to file a separate annual information return with the IRS with respect to the Company and any lower-tier PFICs.

Additional Reporting Requirements

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Securities, subject to certain exceptions (including an exception for Securities held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets), with their tax return, for each year in which they hold Securities. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Securities.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends received by U.S. holders of Ordinary Shares, and the proceeds received on the sale, exchange or redemption of Ordinary Shares or Warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. holder’s broker) or is otherwise subject to backup withholding.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the U.S. holder’s U.S. federal income tax liability, and a U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

U.S. holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

CERTAIN MATERIAL CAYMAN ISLAND TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership, and disposition of the Ordinary Shares and should not be construed as legal or professional tax advice. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence, or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Any payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate, or capital gains tax and no estate duty, inheritance tax, or gift tax.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of such shares. However, an instrument of transfer in respect of shares is stampable if executed in or brought into the Cayman Islands.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company limited by shares and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in substantially the following form:

The Tax Concessions Act
(As Revised)
Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the following undertaking is hereby given to the Company:

1.	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	On or in respect of the shares, debentures or other obligations of the Company; or

2.2	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

These concessions shall be for a period of 30 years from the date hereof.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains, or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought into the jurisdiction of the Cayman Islands.

DESCRIPTION OF SECURITIES

Your rights as shareholders of Namib Minerals will be governed by the laws of the Cayman Islands and the Company Organizational Documents. We urge you to read the applicable provisions of Cayman Islands law and the Company Organizational Documents carefully and in their entirety because they describe your rights as a holder of Ordinary Shares.

The following description of the material terms of our securities includes a summary of specified provisions of the Company Organizational Documents. This description does not purport to be complete, and is subject, and qualified by reference, to the Company Organizational Documents. In this section, all capitalized terms used in this section are as defined in the Company Organizational Documents, unless elsewhere defined herein.

We are a Cayman Islands exempted company and our affairs are governed by the Company Organizational Documents, the Cayman Islands Companies Act and the common law of the Cayman Islands.

As of July 27, 2026, there were 55,852,406 Ordinary Shares issued and outstanding and 18,576,677 Warrants issued and outstanding.

Ordinary Shares

General

We are authorized to issue 500,000,000 ordinary shares, of a par value of $0.0001 each. We have one class of issued ordinary shares, the Ordinary Shares, which have identical rights in all respects and shall rank pari passu with one another in all respects.

Holders of Ordinary Shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. None of the holders of Ordinary Shares have different voting rights from the other holders.

Unless specified in the Cayman Islands Companies Act, the Company Organizational Documents or applicable securities exchange rules, the affirmative vote of a majority of Ordinary Shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to the Company Organizational Documents. Such actions include amending the Company Organizational Documents and approving a statutory merger or consolidation with another company.

Holders of Ordinary Shares will not have any conversion, pre-emptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Ordinary Shares. There is no cumulative voting with respect to the election of directors.

Dividends

Our shareholders are entitled to receive ratable dividends when, as and if declared by the Company Board out of funds legally available therefor.

The payment of cash dividends in the future, if any, will be at the discretion of the Company Board and will depend upon such factors as revenues, earnings levels, capital requirements, contractual restrictions, our overall financial condition, available distributable reserves and any other factors deemed relevant by the Company Board. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits (including retained earnings) or share premium, provided that in no circumstances may a dividend be paid if this would result in our being unable to pay our debts as they fall due in the ordinary course of its business.

Even if the Company Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Company Board may deem relevant. In addition, the Company is a holding company and depends on the receipt of dividends and other distributions from its majority-owned entities, controlled entities and corporate joint venture to pay dividends on Ordinary Shares. When making recommendations on the timing, amount and form of future dividends, if any, the Company Board will consider, among other things:

●	our results of operations and cash flow;

●	our expected financial performance and working capital needs;

●	our future prospects;

●	our capital expenditures and other investment plans;

●	other investment and growth plans;

●	dividend yields of comparable companies globally;

●	restrictions on payment of dividend that may be imposed on us by financing arrangements; and

●	the general economic and business conditions and other factors deemed relevant by the Company Board and statutory restrictions on the payment of dividends.

 Liquidation

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of Ordinary Shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Transfers of Shares

Subject to the restrictions contained in the Company Organizational Documents, any contractual arrangement a shareholder may enter into and the rules or regulations of Nasdaq or any relevant securities laws, any shareholder may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or in any other form approved by our directors. However, our directors may, in their absolute discretion, decline to register any transfer of Ordinary Shares, subject to any applicable requirements imposed from time to time by the SEC and Nasdaq.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which:

o	distinguishes each share by its number (so long as the share has a number),

o	confirms the amount paid, or agreed to be considered as paid, on the shares of each member,

o	confirms the number and category of shares held by each member, and

o	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of the Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Calls on Shares and Forfeiture of Shares

The Company Board may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. If a call or instalment of a call remains unpaid after it has become due and payable the Company Board may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by us by reason of such non-payment. If the notice is not complied with, any Ordinary Shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Company Board. Such forfeiture shall include all dividends, other distributions or other monies payable in respect of the forfeited Ordinary Share and not paid before the forfeiture.

Redemption and Repurchase of Shares

Subject to the provisions of the Cayman Islands Companies Act, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or us. The redemption of such shares will be effected in such manner and upon such other terms as our directors determine before the issue of the shares. We may also purchase our own shares (including any redeemable shares) on such terms and in such manner as the directors may determine and agree with the relevant shareholder(s).

Directors

Voting

The Company Organizational Documents provide that our directors may vote on resolutions relating to any contract or proposed contract or arrangement in which he/she is interested (and count as part of the quorum at any meetings where any such contract or proposed contract or arrangement is being considered) provided the nature of that interest has been disclosed to the other directors in accordance with the terms of the Company Organizational Documents. These provisions may be varied by a shareholders’ special resolution to make corresponding amendments to the Company Organizational Documents.

The above is also subject to (i) our directors’ ongoing adherence to their fiduciary duties (including to act in the best interests of the Company) and (ii) certain limited scenarios provided in the Company Organizational Documents.

Appointment and removal

The Company Organizational Documents provide that the number of directors shall be fixed by the directors from time to time, but shall not be less than one director. So long as the Ordinary Shares are listed on a Designated Stock Exchange (as defined in the Company Organizational Documents), the board of directors shall include such number of “independent directors” as the relevant rules applicable to the listing of any Ordinary Shares on the Designated Stock Exchange require, including applicable exemptions.

Our directors are to be divided into three (3) classes designated as Class I, Class II and Class III, respectively. At the 2026 annual general meeting, the term of office of the Class I directors shall expire and Class I directors are to be elected for a full term of three (3) years. At the 2027 annual general meeting, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the 2028 annual general meeting, the term of office of the Class III directors shall expire and Class III directors are to be elected for a full term of three (3) years. At each succeeding annual general meeting, the directors are to be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual general meeting. No decrease in the number of directors constituting the Company Board is to shorten the term of any incumbent director.

Our directors by the affirmative vote of a simple majority of the remaining directors present and voting at a meeting of the directors, even if less than a quorum, shall have the power from time to time and at any time to appoint any person as a director to fill a casual vacancy on the board of directors or as an addition to the existing board of directors, subject to the Company Organizational Documents, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law. A director appointed to fill a vacancy in accordance with the Company Organizational Documents shall be of the same class of director as the director he or she replaced and the term of such appointment shall terminate in accordance with that class of director. Any director so appointed shall hold office until the expiration of his or her term, until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

We may by ordinary resolution appoint any person to be a director or may by ordinary resolution remove any director. The office of a director shall be vacated if: (a) the director gives notice in writing to the Company that they resign the office of director; or (b) the director is absent (for the avoidance of doubt, without being represented by proxy or an alternate director appointed by them) from three (3) consecutive meetings of the Company Board without special leave of absence from the directors, and the directors pass a resolution that they have by reason of such absence vacated office; or (c) the director dies, becomes bankrupt or makes any arrangement or composition with their creditors generally; or (d) is prohibited by applicable law or the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law from being a director; or (e) the director is found to be or becomes of unsound mind; or (f) all of the other directors (being not less than two (2) in number) determine that he or she should be removed as a director, either by a resolution passed by all of the other directors at a meeting of the directors duly convened and held in accordance with the Company Organizational Documents or by a resolution in writing signed by all of the other directors.

Warrants

The following is a description of our Warrants. We urge you to read the Warrant Agreement carefully and in its entirety because it governs the terms of the Warrants.

General Terms of the Warrants

Pursuant to the Warrant Agreement, each Warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share, subject to certain adjustments. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of Ordinary Shares. This means that only a whole Warrant may be exercised at any given time by a Warrant holder. Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

No Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the foregoing conditions are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.

We remain obligated to maintain a current prospectus relating to those Ordinary Shares until the Warrants expire or are redeemed.

Notwithstanding the above, if the Ordinary Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our reasonable best efforts to qualify the shares under the applicable blue sky laws to the extent an exemption is not available.

We have agreed that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York in the Borough of Manhattan or the United States District Court for the Southern District of New York, and (ii) we irrevocably submit to such jurisdictions, which jurisdictions shall be the exclusive forums for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdictions and that such courts represent inconvenient forums. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Redemption of Warrants when the price per Ordinary Share equals or exceeds $18.00

We may call the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each Warrant holder; and

●	if, and only if, the reported last reported sale price of the Ordinary Shares equal or exceed $18.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the Warrant holders.

If and when the Warrants become redeemable by the Company pursuant to the foregoing redemption method, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her, or its Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price as well as the $11.50 Warrant exercise price after the redemption notice is issued.

Redemption of Warrants when the price per Ordinary Share equals or exceeds $10.00

The Company may call the Warrants for redemption:

●	in whole and not in part;

●	at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of an Ordinary Share except as otherwise described below; and

●	if, and only if, the closing price of an Ordinary Share equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “Description of Securities — Warrants — Anti-Dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders.

Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of Ordinary Shares that a Warrant holder will receive upon such cashless exercise in connection with a redemption by the Company pursuant to this redemption feature, based on the “fair market value” of an Ordinary Share on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per Warrant), determined for these purposes based on volume weighted average price of an Ordinary Share for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. We will provide our Warrant holders with the final fair market value no later than one business day immediately following the 10 trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the exercise price of a Warrant is adjusted as set forth under the heading “Description of Securities — Warrants — Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the Warrant after such adjustment and the denominator of which is the exercise price of the Warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. If the exercise price of a Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “Description of Securities — Warrants — Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “Description of Securities — Warrants — Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “Description of Securities — Warrants — Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a Warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Ordinary Share
(period to expiration of Warrants)	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Ordinary Shares to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of an Ordinary Share for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 Ordinary Shares for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of an Ordinary Share for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 Ordinary Shares for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Ordinary Shares per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Ordinary Shares.

This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the Ordinary Shares are trading at or above $10.00 per share, which may be at a time when the trading price of Ordinary Shares is below the exercise price of the Warrants. This will provide the Company the ability to redeem the Warrants without the Warrants having to reach the $18.00 per share threshold set forth above under “Description of Securities — Warrants — Redemption of Warrants when the price Ordinary Share equals or exceeds $18.00.”

As stated above, we can redeem the Warrants when the Ordinary Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50. If we choose to redeem the Warrants when the Ordinary Share is trading at a price below the exercise price of the Warrants, this could result in the Warrant holders receiving fewer Ordinary Shares than they would have received if they had chosen to wait to exercise their Warrants for Ordinary Shares if and when such Ordinary Share was trading at a price higher than the exercise price of $11.50.

No fractional Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Ordinary Shares to be issued to the holder. If, at the time of redemption, the Warrants are exercisable for a security other than the Ordinary Share pursuant to the Warrant Agreement, the Warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than the Ordinary Shares, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.

Anti-dilution Adjustments

If the number of issued and outstanding Ordinary Shares is increased by a capitalization or share dividend payable in Ordinary Shares, or by a subdivision of Ordinary Shares or other similar event, then, on the effective date of such capitalization, share dividend, subdivision or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the issued and outstanding Ordinary Shares. A rights offering made to all or substantially all holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) multiplied by (ii) one minus the quotient of (x) the price per Ordinary Share paid in such rights offering divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Ordinary Shares as reported during the 10-day trading period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Warrants are issued and outstanding and unexpired, pay to all or substantially all of the holders of Ordinary Shares a dividend or make a distribution in cash, securities or other assets to the holders of Ordinary Shares on account of such Ordinary Shares (or other securities into which the Warrants are convertible), other than (i) as described above or (ii) certain ordinary cash dividends, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of issued and outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share subdivision, or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share subdivision reclassification, or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in issued and outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (i) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment and (ii) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s issued and outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock, or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Ordinary Shares, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Warrant.

You should review a copy of the Warrant Agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then issued and outstanding Warrants to make any change that adversely affects the interests of the registered holders of Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each Ordinary Share held of record on all matters to be voted on by shareholders.

Warrants may be exercised only for a whole number of Ordinary Shares. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to the Warrant holder.

Transfer Agent

The transfer agent for our Ordinary Shares and Warrants is Continental Stock Transfer & Trust Company, a limited purpose trust company.

We will indemnify Continental in its roles as transfer agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Cayman Islands Corporate Law

Cayman Islands companies are governed by the Cayman Islands Companies Act. The Cayman Islands Companies Act is modeled on English law but does not follow recent English law statutory enactments and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain material provisions of the Cayman Islands Companies Act applicable to the Company.

Mergers and Similar Arrangements

In certain circumstances, the Cayman Islands Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (i) a special resolution (usually a majority of 66 2/3% in value of the voting shares that attend and vote at a general meeting) of the shareholders of each company or (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Registrar of Companies of the Cayman Islands is satisfied that the requirements of the Cayman Islands Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies of the Cayman Islands will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Cayman Islands Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (ii) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (iv) within seven days following the date of the expiration of the period set out in paragraph (ii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (v) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, and schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands courts. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-Out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Cayman Islands courts, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders Suits

Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the Company will be the proper plaintiff in any claim based on a breach of duty owed to the Company, and a claim against (for example) the Company’s officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Special Considerations for Exempted Companies

The Company is an exempted company with limited liability (meaning the Company’s public shareholders have no liability, as members of the Company, for liabilities of the Company over and above the amount paid for their shares) under the Cayman Islands Companies Act. The Cayman Islands Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Company Organizational Documents permits indemnification of officers and directors for any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, incurred in their capacities as such unless such liability (if any) arises from dishonesty, willful default or fraud which may attach to such directors or officers. In addition, the Company may enter into indemnification agreements with the Company’s directors and executive officers that will provide such persons with additional indemnification beyond that provided in the Company Organizational Documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers or persons controlling the Company under the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

●	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

●	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

●	directors should not improperly fetter the exercise of future discretion;

●	duty to exercise powers fairly as between different sections of shareholders;

●	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

●	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

General Meetings of Shareholders

As a Cayman Islands exempted company, the Company is not obliged by law to call shareholders’ annual general meetings. The Company may (unless required by applicable securities exchange rules, as applicable under the Securities Act and/or all other applicable laws, rules and regulations) in accordance with the Company Organizational Documents hold a general meeting each year as its annual general meeting. The Company board of directors may also convene a general meeting at such time and place as they may determine. At least five clear days’ notice shall be given for any general meeting. or applicable securities exchange rules.

Certain Anti-Takeover Provisions of the Company’s Second Amended and Restated Memorandum and Articles of Association

The Company’s authorized but unissued ordinary shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of (i) up to 80,646,036 Ordinary Shares and (ii) up to 5,289,934 Warrants, which were originally issued at the Closing in exchange for Red Rock warrants that were originally issued by Red Rock in a private placement at a price of $1.50 per warrant. The Selling Securityholders are not obligated to resell their respective shares pursuant to the registration statement of which this prospectus forms a part. The Ordinary Shares covered by this prospectus consist of:

●	2,595,000 Ordinary Shares held by the SPAC Sponsor;

●	100,000 Ordinary Shares held by the Former Red Rock Directors;

●	41,979,296 Ordinary Shares held by the SelliBen Trust, Khumalo and entities controlled by our executive officers (Ibrahima Tall, Tulani Sikwila and Siphesihle Mchunu) and up to 28,770,000 Earnout Shares that may be issued to such persons;

●	5,289,934 Ordinary Shares underlying the Sponsor Warrants;

●	282,108 Ordinary Shares held by Polar; and

●	1,629,698 Ordinary Shares that may be issued to Cohen pursuant to the Promissory Note.

Pursuant to the terms of the Promissory Note, Cohen is restricted from selling such Ordinary Shares on any Trading Day in an amount greater than 5% of the Trading Volume, without the prior written consent of the Company.

Subject to the foregoing volume restrictions applicable to Cohen, the Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the permitted pledgees, donees, transferees, assignees, successors, distributees and others who later come to hold any of the Selling Securityholders’ interest in the Ordinary Shares or Warrants other than through a public sale.

The following table is prepared based on information provided to us by the Selling Securityholders and where applicable, filings with the SEC. The table sets forth the names of the Selling Securityholders, the aggregate number of Ordinary Shares and Warrants beneficially held by each Selling Securityholder prior to the sale of the Ordinary Shares and Warrants in this offering, the number of Ordinary Shares and Warrants that may be sold by each Selling Securityholder under this prospectus and the number of shares of Ordinary Shares and Warrants that each Selling Securityholder will beneficially own after this offering assuming that all applicable securities are sold in this offering. Public Warrants, and the Ordinary Shares underlying such Warrants, are reflected as beneficially held by such Selling Securityholders prior to and after the Offering but, as such securities may not be sold under this prospectus, they are not listed in the table as securities sold in this offering.

In the table below, the percentage ownership is based on 55,852,406 Ordinary Shares outstanding as of July 27, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to warrants held by that person that were currently exercisable as of immediately before the offering, or became exercisable within 60 days thereafter, were deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. In addition, for purposes of the table below, the Company has assumed (i) no holders of Warrants have exercised any of the outstanding Warrants, (ii) the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering, and (iii) no Earnout Shares have been issued. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of the Ordinary Shares or Warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, Ordinary Shares and Warrants in transactions exempt from the registration requirements of the Securities Act.

The address for each of Tulani Sikwila and Siphesihle Mchunu is Appleby Global Services (Cayman) Limited, Suite 210, 2nd Floor, Windward III, Regatta Office Park, PO Box 500, Grand Cayman, Cayman Islands, KY1-1106.

	Ordinary Shares					Warrants
Name	Number Beneficially Owned Prior to Offering	%	Maximum Number to be Sold in this Offering	Number Beneficially Owned Following Offering	%	Number Beneficially Owned Prior to Offering	%	Maximum Number to be Sold in this Offering	Number Beneficially Owned Following Offering(20)%
Ibrahima Tall(1)	2,384,856	4.3%	3,154,798	-	-	-	-	-	-	-
Tulani Sikwila(2)	4,838,126	8.7%	7,808,126	-	-	-	-	-	-	-
Siphesihle Mchunu(3)	977,399	1.7%	1,577,399	-	-	-	-	-	-	-
Mzilikazi Godfrey Khumalo(4)	14,000,000	25.1%	14,000,000	-	-	-	-	-	-	-
The Southern SelliBen Trust(5)	20,208,973	36.2%	44,208,973	-	-	-	-	-	-	-
Hennessy Capital Partners VI LLC(6)	4,954,217	8.5%	4,954,217	-	-	2,359,217	12.7%	2,359,217	-	-
Anna Brunelle(7)	25,000	0.0%	25,000	-	-	-	-	-	-	-
Sidney Dillard(8)	25,000	0.0%	25,000	-	-	-	-	-	-	-
Walter Roloson(9)	25,000	0.0%	25,000	-	-	-	-	-	-	-
John Zimmerman(10)	25,000	0.0%	25,000	-	-	-	-	-	-	-
Antara Capital Total Return SPAC Master Fund LP(11)	540,930	1.0%	540,930	-	-	540,930	2.9%	540,930	-	-
Apollo Atlas Master Fund LLC(12)	51,371	0.1%	18,151	33,220	0.1%	51,371	0.3%	18,151	33,220	0.2%
Apollo Credit Strategies Master Fund Ltd(12)	1,205,006	2.1%	477,308	727,698	1.3%	1,205,006	6.5%	477,308	727,698	3.9%
Apollo PPF Credit Strategies(12)	107,885	0.2%	45,471	62,414	0.1%	107,885	0.6%	45,471	62,414	0.3%
Arena Capital Fund LP - Series 17(13)	540,930	1.0%	540,930	-	-	540,930	2.9%	540,930	-	-
D. E. Shaw Valence Portfolios LLC(14)	1,530,930	2.7%	540,930	990,000	1.7%	1,530,930	8.2%	540,930	990,000	5.3%
Highbridge Tactical Credit Master Fund, L.P.(15)	485,733	0.9%	485,733	-	-	485,733	2.6%	485,733	-	-
Highbridge Tactical Credit Institutional Fund, L.P.(16)	55,197	0.1%	55,197	-	-	55,197	0.3%	55,197	-	-
Polar Multi-Strategy Master Fund(17)	942,262	1.7%	408,175	534,087	0.9%	660,154	3.6%	126,067	534,087	2.9%
Cohen & Company Securities, LLC(18)	1,629,698	2.9%	1,629,698	-	-	-	-	-	-	-
Hennessy Capital Group, LLC(19)	100,000	0.2%	100,000	-	-	100,000	0.5%	100,000	-	-

(1)	Consists of (i) 1,954,798 Ordinary Shares held by The South Rivers Foundation, and Ibrahima Tall exercises sole voting and dispositive power over such securities, (ii) 1,200,000 Earnout Shares, (iii) 174,336 Ordinary Shares that Mr. Tall holds directly and which are not covered by this prospectus and (iv) 255,722 ordinary Shares that will be issued to Mr. Tall pursuant to a settlement agreement with the Company. The address of Mr. Tall is 2556 Frederick Douglas Blvd Unit A, New York, NY 10030.

(2)	Consists of (i) 4,838,126 Ordinary Shares held by The NostroHeritage Foundation, and Tulani Sikwila exercises sole voting and dispositive power over such securities and (ii) 2,970,000 Earnout Shares.
(3)	Consists of (i) 977,339 Ordinary Shares held by The Red Richmond Foundation, and Siphesihle Mchunu exercises sole voting and dispositive power over such securities and (ii) 600,000 Earnout Shares.
(4)	Consists of (i) 4,000,000 Ordinary Shares held directly by Mr. Khumalo and (ii) 10,000,000 Ordinary Shares held by Core SA. Mr. Khumalo holds a 50% interest in Core SA and exercises voting and dispositive power of the securities held by such entity. The Ordinary Shares listed in (i) were transferred by the Southern SelliBen Trust (the “Trust”) to Mr. Khumalo in connection with a share loan agreement (the “Loan Agreement”) between the Trust and Mr. Khumalo pursuant to which Mr. Khumalo granted the Trust a security interest in and assigned to the Trust all of Mr. Khuamlo’s right and interest to any Earnout Shares that Mr. Khumalo would be entitled to. To date, no Earnout Shares have been issued. Mr. Khumalo exercises full voting and investment power over the transferred shares and may repay the loan in either Ordinary Shares or in cash. The Ordinary Shares listed in (ii) were transferred by the Trust to Core SA. Mr. Khumalo disclaims any beneficial ownership of the securities held by Core SA in which he does not have any pecuniary interest. The address of Mr. Khumalo is Francois-Bellot 6, 1206 Geneva, Switzerland.
(5)	Consists of (i) 20,208,973 Ordinary Shares and (ii) 24,000,000 Earnout Shares. The address of the Trust is Cone Marshall Limited, Floor 3, 32 Mahuhu Crescent, Auckland Central 1010, New Zealand. 3,000,0000 of the Earnout Shares listed in clause (ii) are from Mr. Khumalo granting the Trust a security interest in and assigning to the Trust all of Mr. Khumalo’s right and interest to any Earnout Shares that Mr. Khumalo, as a Former Greenstone Shareholder, would be entitled to. The voting and dispositive power with respect to the securities held by the Trust is exercised by its trustee, Three Rivers PTC Limited (“Three Rivers”). Decisions at Three Rivers are made by majority decisions of a board of three directors which includes Tulani Sikwila, Namib’s Chief Executive Officer and Director. None of the directors of Three Rivers has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any securities held by the Trust. Mr. Sikwila, in his role as a director of Three Rivers, disclaims any beneficial ownership of the securities held by the Trust. The assets held by the Trust are held for the benefit of Mr. Khumalo’s family. Mr. Khumalo is the settlor of the Trust but has no voting or dispositive power over the securities held by the Trust.
(6)	Consists of (i) 2,595,000 Ordinary Shares and (ii) 2,359,217 Sponsor Warrants (including 2,359,217 Ordinary Shares underlying such Warrants). The address of Daniel J. Hennessy and Hennessy Capital Partners VI LLC is c/o Hennessy Capital Group LLC, 195 US Hwy 50, Suite 309 Zephyr Cove, NV. The SPAC Sponsor is the current record holder of the securities reported herein. Hennessy Capital Group LLC (“HCG”) is the managing member of the SPAC Sponsor. Daniel J. Hennessy and Thomas D. Hennessy are the managing members of HCG. Consequently, Messrs. Hennessy may be deemed the beneficial owners of the securities held by the SPAC Sponsor, and have shared voting and dispositive control over such securities. Messrs. Hennessy disclaim beneficial ownership over any securities owned by the SPAC Sponsor in which they do not have any pecuniary interest.
(7)	Consists of 25,000 Ordinary Shares. The address of Ms. Brunelle is 181 Key Deer Blvd #118, Big Pine Key, Florida 33043.
(8)	Consists of 25,000 Ordinary Shares. The address of Ms. Dillard is c/o Loop Capital Markets, 425 S. Financial Place, Ste. 2700, Chicago, IL 60605
(9)	Consists of 25,000 Ordinary Shares. The address of Mr. Roloson is 1700 S Lamar Blvd #338, Austin TX. 78704.
(10)	Consists of 25,000 Ordinary Shares. The address of Mr. Zimmerman is 263 Tresser Boulevard, Stamford, CT 06901.
(11)	Consists of 540,930 Sponsor Warrants (including 540,930 Ordinary Shares underlying such Warrants). Antara Capital Fund is the general partner of Antara Capital Total Return SPAC Master Fund LP. Antara Capital LP is the investment manager of Antara Capital Total Return SPAC Master Fund LP. The general partner of Antara Capital LP is Antara Capital GP LLC. The sole member of Antara Capital GP LLC is Mr. Himanshu Gulati. The business address of Antara Capital Total Return SPAC Master Fund LP is 85 Broad Street, 17th Floor, Suite 064, New York, NY 10004.
(12)	Consists of an aggregate of 540,930 Sponsor Warrants (including 540,930 Ordinary Shares underlying such Warrants) and 823,332 Public Warrants (including 832,332 Ordinary Shares underlying such Warrants). Public Warrants and the Ordinary Shares underlying such Warrants are not listed in the columns reflecting the number of Shares or Warrants to be sold in this offering as such securities may not be sold under this prospectus. Apollo Atlas Management, LLC (“Atlas Management”) is the investment manager of Apollo Atlas Master Fund, LLC. Apollo PPF Credit Strategies Management, LLC (“PPF Credit Strategies Management”) is the investment manager of Apollo PPF Credit Strategies, LLC. Apollo ST Fund Management LLC (“ST Fund Management”) is the investment manager of Apollo Credit Strategies Master Fund Ltd. Apollo ST Operating LP (“ST Operating”) is the sole member of ST Fund Management. Apollo ST Capital LLC (“ST Capital”) is the general partner of ST Operating. ST Management Holdings, LLC (“ST Management Holdings”) is the sole member of ST Capital. Apollo Capital Management, L.P. (“Capital Management”) is the sole member of Atlas Management and PPF Credit Strategies Management, and the managing member of ST Management Holdings. Apollo Capital Management GP, LLC (“Capital Management GP”) is the general partner of Capital Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Capital Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Marc Rowan, James Zelter and Scott Kleinman are the managers, and Mr. Kleinman and John Zito are executive officers of, Management Holdings GP. The business address of Messrs. Rowan, Zelter, Kleinman and Zelter Zito is 9 West 57th Street, New York, NY 10019. Each of Messrs. Rowan, Zelter, Kleinman and Zito disclaims beneficial ownership of any securities of the Company reported by the Selling Securityholders and the filing of the registration statement shall not be construed as an admission that any of Messrs. Rowan, Zelter, Kleinman and Zito is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Exchange Act or for any other purpose. The Selling Securityholders are affiliates of a registered broker dealer. Each entity has informed the Company that it acquired the securities in the ordinary course and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute any securities.

(13)	Consists of 540,930 Sponsor Warrants (including 540,930 Ordinary Shares underlying such Warrants). Securities are held by the Arena Capital Funds (the “Arena Funds”). The Arena Funds are partnerships organized under the laws of the State of Delaware. Arena Capital Advisors, LLC acts as General Partner for the Arena Funds. The address of each of the Arena Funds is 12121 Wilshire Blvd, Ste 1010, Los Angeles, CA 90025.
(14)	Consists of 540,930 Sponsor Warrants (including 540,930 Ordinary Shares underlying such Warrants) and 990,000 Public Warrants (including 990,000 Ordinary Shares underlying such Warrants). Public Warrants and the Ordinary Shares underlying such Warrants are not listed in the columns reflecting the number of Shares or Warrants to be sold in this offering as such securities are not being registered for resale pursuant to this prospectus. D. E. Shaw Valence Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Subject Shares directly owned by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Edwin Jager, Maximilian Stone, Adam Deaton and Anoop Prasad, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Subject Shares. Dr. David E. Shaw does not own any shares of the Company directly. By virtue of Dr. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of Dr. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, Dr. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, Dr. Shaw may be deemed to be the beneficial owner of the Subject Shares. Dr. Shaw disclaims beneficial ownership of the Subject Shares. The business address of D. E. Shaw Valence Portfolios, L.L.C. is c/o D. E. Shaw & Co., L.P., Two Manhattan West, 375 Ninth Avenue, 52nd Floor, New York, NY 10001. The Selling Securityholder is an affiliate of a registered broker dealer. The Selling Securityholder may be deemed an affiliate of, D. E. Shaw Securities, L.L.C, a registered broker dealer, which will not be involved in the offering or distribution of securities to be registered pursuant to the registration statement of which this prospectus forms a part. The Selling Securityholder has informed the Company that it acquired the Public Warrants and Sponsor Warrants for investment purposes and in the ordinary course of business, and at the time of the acquisition of such securities, it did not have any agreements or understandings with any person to distribute such securities or the Ordinary Shares underlying such securities.
(15)	Consists of 485,733 Sponsor Warrants (including 485,733 Ordinary Shares underlying such Warrants). Highbridge Capital Management, LLC (“HCM”) is the trading manager of Highbridge Tactical Credit Master Fund, L.P. (the “Fund”). The Fund disclaims beneficial ownership of these securities. The address of HCM is 390 Madison Avenue, 28th Floor, New York, NY, and the address of the Fund is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.
(16)	Consists of 55,197 Sponsor Warrants (including 55,197 Ordinary Shares underlying such Warrants). Highbridge Capital Management, LLC (“HCM”) is the trading manager of Highbridge Tactical Credit Institutional Fund, Ltd. (the “Fund”). The Fund disclaims beneficial ownership of these securities. The address of HCM is 390 Madison Avenue, 28th FL, New York, NY 10017, and the address of the Fund is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(17)	Consists of (i) 282,108 Ordinary Shares, (ii) 126,067 Sponsor Warrants (including 126,067 Ordinary Shares underlying such Warrants) and (iii) 534,087 Public Warrants (including 534,087 Ordinary Shares underlying such Warrants). Polar Multi-Strategy Master Fund (“Polar Fund”) is under management by Polar Asset Management Partners Inc. (“PAMPI”). Public Warrants and the Ordinary Shares underlying such Warrants are not listed in the columns reflecting the number of Shares or Warrants to be sold in this offering as such securities may not be sold under this prospectus. PAMPI serves as investment advisor of the Polar Fund and Paul Sabourin, as Chief Investment Officer of PAMPI, has control and discretion over the securities held by the Polar Fund. As such, Mr. Sabourin may be deemed the beneficial owner of the securities held by the Polar Fund. Mr. Sabourin disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest therein. The business address of the Polar Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario, M5J 0E6 Canada.
(18)	The number of beneficially owned Ordinary Shares assumes that 1,629,698 Ordinary Shares have been issued to Cohen pursuant to the Promissory Note. The business address of Cohen is 2929 Arch Street, Suite 1703, Philadelphia, PA. 19104. The person with voting or investment control of the securities held by Cohen is Jerry Serowik, a Senior Managing Director of Cohen. Consequently, Mr. Serowik may be deemed to be the beneficial owner of the Ordinary Shares held by Cohen. Mr. Serowik disclaims beneficial ownership over any securities held by Cohen in which he does not have any pecuniary interest. Cohen is a registered broker dealer and may be deemed to be an “underwriter” within the meaning of the Securities Act. Cohen has informed the Company that it acquired the shares in the ordinary course and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute any Ordinary Shares.
(19)	Consists of 100,000 Sponsor Warrants (including 100,000 Ordinary Shares underlying such Warrants). The address of HCG is c/o Hennessy Capital Group LLC, 195 US Hwy 50, Suite 309 Zephyr Cove, NV. Daniel J. Hennessy and Thomas D. Hennessy are the managing members of HCG. Consequently, Messrs. Hennessy may be deemed the beneficial owners of the securities held by HCG, and have shared voting and dispositive control over such securities. Messrs. Hennessy disclaim beneficial ownership over any securities owned by HCG in which they do not have any pecuniary interest.
(20)	Securities listed in this column reflects the number of Public Warrants, or the Ordinary Shares underlying such Warrants, held by such Selling Securityholder prior to the offering. Such securities may not be sold under this prospectus.

PLAN OF DISTRIBUTION

We are registering the possible resale by the Selling Securityholders of up to 80,646,036 Ordinary Shares and 5,289,934 Warrants. The prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions. We are registering the resale or issuance of the securities covered by this prospectus pursuant to the registration rights that we have granted to certain of our shareholders in connection with the Registration Rights and Lock-up Agreement, pursuant to the Warrant Agreement, and, in the case of Cohen, pursuant to the Promissory Note.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities; except that the Company may pay up to $50,000 in legal expenses of certain Selling Securityholders in underwritten offerings, pursuant to the terms of the Registration Rights and Lock-up Agreement. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees, assignees, distributees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, including in satisfaction of contractual obligations or other liabilities. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in the Registration Rights and Lock-up Agreement or the Promissory Note, as applicable, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process, in privately negotiated transactions, or in satisfaction of contractual obligations or other liabilities;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through the distributions by any Selling Securityholder or its affiliates to its members, partners, stockholders or other equityholders;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement of which this prospectus forms a part. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit such distributee to use this prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the Selling Securityholders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Ordinary Shares are currently listed on Nasdaq under the symbol “NAMM,” and our Warrants are currently listed on Nasdaq under the symbol “NAMMW.”

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholders or borrowed from any Selling Securityholders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of FINRA Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify certain Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law pursuant to the Registration Rights and Lock-up Agreement. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

Appleby (Cayman) Ltd. will pass upon certain legal matters regarding the Securities offered hereby with respect to Cayman Islands law. Greenberg Traurig, LLP will pass upon certain legal matters regarding the Securities offered hereby with respect to certain U.S. federal and state laws. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Namib Minerals as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO South Africa, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The address of BDO South Africa Incorporated is Wanderers Office Park, 52 Corlett Drive, Illovo South Africa 2196.

WSP Australia Pty Limited (“WSP”) has prepared the Technical Report Summaries with respect to the How Mine, the Redwing Mine, and the Mazowe Mine which are incorporated by reference herein. WSP is a qualified person as defined in Subpart 1300 (17 CFR 229.1300) of Regulation S-K. WSP’s address is Level 3, 51-55 Bolton St. PO Box 1162 Newcastle NSW 2300.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer, issue and sale of Securities pursuant to this prospectus. This prospectus is part of the registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov.

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. We also maintain a website at https://www.namibminerals.com/, from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or accessible through, our website is not a part of this prospectus. Our website content is made available for informational purposes only and should not be relied upon for investment purposes.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is a corporation organized under the law of the Cayman Islands. A majority of its directors and executive officers reside outside of the United States, and significantly all of its assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for shareholders to effect service of process within the United States upon these persons or the Company, or to enforce against them or the Company judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States.

The courts of the Cayman Islands are unlikely (i) to recognize, or enforce against the Company, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the Company predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

EXPENSES

We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:

SEC registration fee	$288
Legal fees and expenses		*
Accountants fees and expenses	10,000	*
Printing Fees	15,000	*
Miscellaneous		*
Total	$25,288	*

*	Estimated solely for purposes of this section. Actual expenses may vary. Some of these fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under this registration statement.

Up to 80,646,036 Ordinary Shares
Up to 18,576,677 Ordinary Shares Issuable Upon Exercise of Warrants
Up to 5,289,934 Warrants to Purchase Ordinary Shares

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Namib Minerals’ second amended and restated memorandum and articles of association permit indemnification of officers and directors for any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, incurred in their capacities as such unless such liability (if any) arises from dishonesty, willful default or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, Namib Minerals maintains standard policies of insurance under which coverage is provided to its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, Namib Minerals has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
2.1#	Business Combination Agreement, dated as of June 17, 2024, by and among Red Rock Acquisition Corporation, Namib Minerals, Midas SPAC Merger Sub Inc., Cayman Merger Sub Ltd., and Greenstone Corporation (incorporated by reference to Annex A-1 to the Company’s Registration Statement on Form F-4 (File No. 333-283650), filed with the SEC on April 15, 2025).
2.2	Amendment No. 1 to the Business Combination Agreement, dated as of December 6, 2024, by and among Red Rock Acquisition Corporation, Namib Minerals, Midas SPAC Merger Sub Inc., Cayman Merger Sub Ltd., and Greenstone Corporation (incorporated by reference to Annex A-2 to the Company’s Registration Statement on Form F-4 (File No. 333-283650), filed with the SEC on April 15, 2025).
2.3	Amendment No. 2 to the Business to the Business Combination Agreement, dated as of April 14, 2025, by and among Red Rock Acquisition Corporation, Namib Minerals, Midas SPAC Merger Sub Inc., Cayman Merger Sub Ltd., and Greenstone Corporation (incorporated by reference to Annex A-3 to the Company’s Registration Statement on Form F-4 (File No. 333-283650), filed with the SEC on April 15, 2025).
4.1	Second Amended and Restated Memorandum and Articles of Association of Namib Minerals, effective June 5, 2025 (incorporated by reference to Exhibit 1.1 to the Company’s Shell Company Report on Form 20-F, filed with the SEC on June 11, 2025).
4.2	Specimen Ordinary Share Certificate of Namib Minerals (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form F-4 (File No. 333-283650), filed with the SEC on April 15, 2025).
4.3	Warrant Agreement, dated September 28, 2021, by and between Red Rock Acquisition Corporation and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Red Rock Acquisition Corporation’s Form 8-K, File No. 001-40846, filed with the SEC on October 1, 2021).
4.4	Amendment No. 1 to Warrant Agreement, dated as of April 14, 2025, by and between Red Rock Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form F-4 (File No. 333-283650), filed with the SEC on April 15, 2025).
4.5	Warrant Assumption Agreement, dated as of June 5, 2025, by and among Red Rock Acquisition Corporation, Namib Minerals, and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Red Rock Acquisition Corporation’s Form 8-K (File No. 001-40846), filed with the SEC on June 5, 2025).
4.6	Specimen Warrant Certificate of Namib Minerals (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form F-4 (File No. 333-283650), filed with the SEC on April 15, 2025).
5.1*	Opinion of Appleby (Cayman) Ltd.
5.2*	Opinion of Greenberg Traurig, LLP.
23.1*	Consent of BDO South Africa Incorporated, independent public accountant to Namib Minerals.
23.2*	Consent of Appleby (included in Exhibit 5.1).
23.3*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2).
23.4*	Consent of WSP Australia Pty Limited (“WSP”), Qualified Person for the Technical Report Summaries for the How Mine, Mazowe Mine and Redwing Mine.
24.1	Powers of Attorney (included on signature page).
96.1	How Mine S-K 1300 Technical Summary Report, effective as of December 31, 2025 (incorporated by reference to Exhibit 15.2 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 2, 2026).
96.2	Mazowe Mine S-K 1300 Technical Summary Report, effective as of December 31, 2023 (incorporated by reference to Exhibit 15.3 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 2, 2026).
96.3	Redwing Mine S-K 1300 Technical Summary Report, effective as of December 31, 2023 (incorporated by reference to Exhibit 15.4 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 2, 2026).
107*	Filing Fee Table.

*	Filed herewith.

#	Certain schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K but will be furnished supplementally to the SEC upon request.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 10 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 28, 2026.

NAMIB MINERALS

By:	/s/ Tulani Sikwila
	Name:	Tulani Sikwila
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Tulani Sikwila and Siphesihle Mchunu, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Tulani Sikwila	Chief Executive Officer and Director	July 28, 2026
Tulani Sikwila	(Principal Executive Officer)

/s/ Siphesihle Mchunu	Chief Financial Officer and Director	July 28, 2026
Siphesihle Mchunu	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dennis A. Johnson	Director	July 28, 2026
Dennis A. Johnson

/s/ Tito Botelho Martins Junior	Director	July 28, 2026
Tito Botelho Martins Junior

/s/ Pascoal Alberto Bacela	Director	July 28, 2026
Pascoal Alberto Bacela

/s/ Wendy Yvonne Nomathema Luhabe	Director	July 28, 2026
Wendy Yvonne Nomathema Luhabe

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, this registration statement on Form F-3 has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on July 28, 2026.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. DeVries
	Name:	Colleen A. DeVries
	Title:	Senior Vice President on behalf of Cogency Global Inc.